As filed with the Securities and Exchange Commission on August 16, 2021

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________

QUEST RESOURCE HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	51-0665952 (I.R.S. Employer Identification Number)

3481 Plano Parkway

The Colony, Texas 75056

(972) 464-0004

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

____________________________

QUEST RESOURCE HOLDING CORPORATION 2014 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of Plan)

____________________________

S. Ray Hatch

President and Chief Executive Officer

Quest Resource Holding Corporation

3481 Plano Parkway

The Colony, Texas 75056

(972) 464-0004

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

With a copy to:

Kenneth A. Schlesinger, Esq.
Claudia B. Dubón, Esq.
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
(212) 451-2300

____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001	250,000(1)	$5.89(2)	$1,472,500(2)	$160.65
Total			$1,472,500	$160.65

(1)	Such 250,000 shares of common stock are offered under the Quest Resource Holding Corporation 2014 Employee Stock Purchase Plan, as amended (the “2014 ESPP”). Pursuant to Rule 416(a), this registration statement also covers an indeterminate number of additional shares that may be issuable under the 2014 ESPP by reason of any stock split, stock dividend or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the price is based on the average of the high and low price of registrant’s common stock on August 10, 2021 as quoted on the Nasdaq Capital Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Quest Resource Holding Corporation (the “Company”) for the purpose of registering an additional 250,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), under the 2014 ESPP. The Form S-8 Registration Statement (File No. 333-200211) filed with the Securities and Exchange Commission (the “Commission”) on November 14, 2014 is incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed with the Commission by the Company are incorporated by reference herein:

(1)	The Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 11, 2021, as amended on Form 10-K/A, filed with the Commission on March 23, 2021;
(2)	The Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the Commission on May 17, 2021;
(3)	The Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the Commission on August 16, 2021;
(4)	The Current Reports on Form 8-K, filed with the Commission on April 12, 2021, June 15, 2021, July 2, 2021 and July 7, 2021; and
(5)	The description of common stock contained in the Registration Statement on Form 8-A filed with the Commission on May 9, 2014, including any amendment or report filed for the purpose of updating this description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than documents or information deemed to have been “furnished” and not “filed”) after the date hereof and before the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Number	Description
4.1	Third Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1(b) of the Company’s Current Report on Form 8-K filed with the Commission on August 11, 2016).
4.2	Second Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.2(a) of the Company’s Current Report on Form 8-K filed with the Commission on April 12, 2019).
4.3	Amendment to Second Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 filed with the Commission on May 14, 2020).
4.4	Registration Rights Agreement, dated as of April 18, 2014, by and between Quest Resource Holding Corporation and the Purchasers named therein (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Commission on April 24, 2014).
4.5	Form of Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the Commission on March 25, 2016).
4.6	Description of Registered Securities (incorporated by reference to Exhibit 4.3 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Commission on March 12, 2020).
4.7	Promissory Note, dated as of October 19, 2020, by Quest Resource Holding Corporation in favor of Green Remedies Waste and Recycling, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 20, 2020).
4.8	Form of Warrant to Purchase an Aggregate of 500,000 Shares (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 20, 2020).
4.9	Form of Warrant to Purchase an Aggregate of 350,000 Shares (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Commission on October 20, 2020).
5.1	Legal Opinion of Olshan Frome Wolosky LLP (filed herewith).
23.1	Consent of Semple, Marchal & Cooper LLP (filed herewith).
23.2	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
99.1	2014 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.21 of the Company’s Registration Statement on Form S-8 filed with the Commission on November 14, 2014).
99.2	Amendment to 2014 Employee Stock Plan (incorporated by reference to Annex A of the Company’s Proxy Statement on Schedule 14A, filed with the Commission on June 1, 2021).

Item 9. Undertakings

(a)       The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Colony, State of Texas on August 16, 2021.

QUEST RESOURCE HOLDING CORPORATION

By:	/s/ S. Ray Hatch
	Name:	S. Ray Hatch
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Quest Resource Holding Corporation hereby constitutes and appoints S. Ray Hatch and Laurie L. Latham, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ S. Ray Hatch	President, Chief Executive Officer and Director (Principal Executive Officer)	August 16, 2021
S. Ray Hatch

/s/ Laurie L. Latham	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 16, 2021
Laurie L. Latham

/s/ Daniel Friedberg	Chairman of the Board	August 16, 2021
Daniel Friedberg

/s/ Ronald L. Miller, Jr.	Director	August 16, 2021
Ronald L. Miller, Jr.

/s/ Stephen A. Nolan	Director	August 16, 2021
Stephen A. Nolan

	Director	August 16, 2021
Sarah R. Tomolonius

/s/ Glenn Culpepper	Director	August 16, 2021
Glenn Culpepper